Exhibit 99.1

Hawthorn Bancshares Announces Cash and Stock Dividend

Jefferson City, MO. — May 9, 2013 — Hawthorn Bancshares of Jefferson City, MO (NASDAQ: HWBK) announced today that its Board of Directors approved a quarterly cash dividend of $0.05 per common share, payable July 1, 2013 to common shareholders of record at the close of business on June 15, 2013. The current cash dividend rate is consistent with the prior quarter. The Board also approved a special stock dividend of 4% payable July 1, 2013 to common shareholders of record at the close of business on June 15, 2013.

About Hawthorn Bancshares

Hawthorn Bancshares, Inc., a financial-bank holding company headquartered in Jefferson City, Missouri, is the parent company of Hawthorn Bank of Jefferson City with locations in Lee’s Summit, Springfield, Branson, Independence, Raymore, Columbia, Clinton, Windsor, Collins, Osceola, Warsaw, Belton, Drexel, Harrisonville, California and St. Robert, Missouri.

Statements made in this press release that suggest Hawthorn Bancshares’ or management’s intentions, hopes, beliefs, expectations, or predictions of the future include “forward-looking statements” within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended. It is important to note that actual results could differ materially from those projected in such forward-looking statements. Additional information concerning factors that could cause actual results to differ materially from those projected in such forward-looking statements is contained from time to time in the company’s quarterly and annual reports filed with the Securities and Exchange Commission.

Contact:	Kathleen Bruegenhemke Senior Vice President, Investor Relations TEL: 573.761.6100 FAX: 573.761.6272 www.HawthornBancshares.com